SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 12, 2004

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

Item 5. Other Events And Regulation FD Disclosure

On June 25, 2003, the Federal Energy Regulatory Commission (FERC) issued an order instituting an investigation of anomalous bidding behavior and practices in the western wholesale power markets to review evidence of alleged economic withholding of generation during the period May 1, 2000 through October 2, 2000.  The FERC issued data requests in this investigation to over 60 market participants including Idaho Power.

By letter dated May 12, 2004, the Director of the FERC Office of Market Oversight and Investigations informed Idaho Power that FERC was terminating its investigation of Idaho Power.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2004

IDACORP, Inc.

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer

IDAHO POWER COMPANY

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer